UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): February 22, 2008

UTILITY INVESTMENT RECOVERY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137755	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5422 Carrier Drive, Suite 309 Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 827-5271

50 West Liberty Street, Suite 880 Reno, Nevada 89501
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

GENERAL AUTOMOTIVE COMPANY

 Item 1.01.  Entry into a Material Definitive Agreement

The Merger

On February 22, 2008, we entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Global Automotive Supply, Inc., a privately held Nevada corporation (“GAS Nevada”), and GAS Acquisition Corp. (“UIR Sub”), our newly formed wholly-owned Nevada subsidiary. In connection with the closing of this merger transaction, GAS Nevada merged with and into UIR Sub (the “Merger”) on February 22, 2008, with the filing of articles of merger with the Nevada secretary of state.  Subsequently, on February 22, 2008, we merged with our UIR Sub in a short-form merger transaction under Nevada law and, in connection with this short form merger, changed our name to General Automotive Company (“GAC”), effective February 22, 2008.

In addition, pursuant to the terms and conditions of the Merger Agreement:

• Each ninety one (91) shares of GAS Nevada common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive two (2) shares of our common stock. As a result, the shareholders of GAS Nevada received 8,149,535 newly issued shares of our common stock.

• We assumed warrants to purchase 60,000 shares of our common stock held by various previous warrant holders of GAS Nevada. These warrants have an adjustable exercise price and expire in 2011.

• We issued 1,840,661 shares of our common stock to investors as a result of an ongoing private offering exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933, including 333,333 shares of our common stock issued as part of the Offering in connection with the conversion of a bridge loan.

• We issued Warrants to purchase 920,329 shares of our common stock to investors as a result of our ongoing private offering exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933, including warrants to purchase 166,667 shares of our common stock in connection with the conversion of a bridge loan. Each Warrant has a strike price of $2.00 and will expire three years from the date of issuance. The Warrants also have a call feature, by which the Company can compel holders of the Warrants to either exercise or surrender their Warrants if our Common Stock trades at or above $3.50 for twenty (20) consecutive trading days.

• We issued Warrants to purchase 56,000 shares of our common stock as commission to the broker-dealers responsible for placing the shares in connection with our ongoing private offering. Each Warrant has a strike price of $0.75 and a term of 5 years.

• A total of 7,007,143 of our pre-merger issued and outstanding shares of common stock were returned to treasury for cancelation by our majority shareholder and certain other shareholders immediately prior to the Merger.

• As a result, following these events, there were 13,883,053 shares of our common stock issued and outstanding.

• Our board of directors was reconstituted to add Dan Valladao, who prior to the Merger was a director of GAS Nevada.  Mr. Valladao was also appointed our Vice-President.

• GAS Nevada provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of its voting stockholders.

Prior to the Merger, Mr. Joseph L. DeFrancisci was our sole officer and director and was also an officer and director of GAS Nevada.  As such, the Merger may be considered a related party transaction. As of the date of the Merger Agreement and currently, there are no further material relationships between us or any of our affiliates and GAS Nevada, other than in respect of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

 Item 2.01.  Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “GAS”, “we,” “our” and “us” or similar terms, refer to General Automotive Company, including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to GAS Nevada. Information about the Company and the principal terms of the Merger are set forth below.

Merger

The Merger. On February 22, 2008, in accordance with the Merger Agreement dated February 22, 2008, GAS Nevada merged with and into our UIR Sub, and the stockholders of GAS Nevada received the right to receive two (2) shares of our common stock for each ninety-one (91) issued and outstanding shares of GAS Nevada’s common stock. As a result, at closing, in exchange for 100% of the outstanding capital stock of GAS Nevada, the former stockholders of GAS Nevada had the right to receive 8,149,535 shares of our common stock, which represented approximately 58.70% of our outstanding common stock following the Merger and related transactions.

At the time of the Merger, neither we nor GAS Nevada had any options to purchase shares of capital stock outstanding. However, we assumed warrants to purchase 60,000 shares of our common stock held by various previous warrant holders of GAS Nevada. These warrants have an adjustable exercise price and expire in 2011.

Additionally, we issued Warrants to purchase 920,329 shares of our common stock to investors as a result of partially closing our ongoing private offering exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. Each Warrant has a strike price of $2.00 and will expire three years from the date of issuance. The Warrants also have a call feature, by which we can compel holders of the Warrants to either exercise or surrender their Warrants if our Common Stock trades at or above $3.50 for twenty (20) consecutive trading days.

We also issued Warrants to purchase 56,000 shares of our common stock as commission to, Empire Financial Group, Inc., the broker-dealer responsible for placing the shares and warrants in connection with our ongoing private offering. Each Warrant has a strike price of $0.75 per share and is exercisable for a period of five years from the date of issuance.

There were 10,900,000 shares of our common stock outstanding before giving effect to the stock issuances in the Merger, the cancellation of certain shares by several of our shareholders, including our majority shareholder, and the subscription of shares prior to the Merger as part of our ongoing private placement. Following these events, there were 13,883,053 shares outstanding, including:

Shares	Held by:
8,149,535	GAS Nevada Shareholders
1,840,661	Investors in our ongoing private placement
3,892,857	Existing shareholders

The shares of our common stock issued to former holders of GAS Nevada’s capital stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

The shares of our common stock issued thus far in our ongoing Private Placement were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D of the Securities Act. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

Prior to the Merger, there were no material relationships between us and GAS Nevada, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors with the exception of Joseph L. DeFrancisci. Prior to the Merger, Mr. DeFrancisci was the sole officer and director of UIR and was an officer and director of GAS Nevada.  As such, the Merger may be considered a related party transaction.

General Changes Resulting from the Merger.

We intend to carry on the business of GAS Nevada as our primary line of business. Our intention is to cease our prior business by terminating all business operations associated with our prior business. We have relocated our principal executive offices to 5422 Carrier Drive, Suite 309, Orlando, FL, 32819, and our telephone number is now (407) 363-4474.

Pre-Merger stockholders of GAS Nevada will be required to exchange their existing GAS Nevada stock certificates for our certificates. Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of February 22, 2008, our shares were quoted on the OTCBB under the symbol “UIRI.OB.” We anticipate that our symbol will change in the near future as a result of the change in the Company’s name to “General Automotive Company.” We have agreed to seek the registration of (i) 1,840,661 shares subscribed for prior to the Merger and issued in our ongoing Private Placement along with the 920,329 shares of common stock underlying the warrants issued to investors as part of our ongoing Private Placement, (ii) the 60,000 shares of common stock underlying the warrants we assumed from GAS Nevada, and (iii) the 56,000 shares of common stock underlying the warrants issued to our placement agent, as part of a registration rights arrangement with the participants.

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) GAS Nevada’s common stock by written consent in lieu of a meeting, and (ii) UIR Sub’s common stock by written consent in lieu of a meeting. Under Nevada corporate law, GAS Nevada’s stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that GAS Nevada pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. Ninety four (94%) of the pre-Merger stockholders of GAS Nevada consented to the Merger and thus the remaining six percent (6%) of the pre-Merger stockholders of GAS Nevada may choose to exercise their appraisal rights under Nevada law.

Changes to the Board of Directors. Immediately prior to the effective time of the Merger, Joseph L. DeFrancisci was our sole executive officer and director, as well as the President and a director of GAS Nevada. Subsequent to the Merger, Mr. DeFrancisci will remain as our President, CEO, and a director. Pursuant to the terms of the Merger Agreement, Dan Valladao, who prior to the Merger was a director of GAS Nevada, was appointed to our board of directors.  Mr. Valladao was also appointed our Vice-President.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control. The Merger is being accounted for as a “reverse merger,” as the stockholders of GAS Nevada own a majority of the outstanding shares of our common stock immediately following the Merger and now control our board of directors. GAS Nevada is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations of GAS Nevada prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of GAS Nevada. Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both companies, the historical operations of GAS Nevada, and our operations from the closing date of the Merger. As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred on the date of the consummation of the Merger. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

 Overview

We were incorporated on October 7, 2005 in Nevada for the purpose of producing independent film projects, both documentary and dramatic productions, on the subject of terminal disease in our society, particularly cancer. Upon determining that we could not compete effectively in that industry, we changed our name to Utility Investment Recovery, Inc. on November 26, 2007 in anticipation of a business combination transaction that was never consummated. On February 22, 2008, we entered into the Merger Agreement with GAS Nevada, whereby we assumed the business operations of GAS Nevada and changed our name to “General Automotive Company.” We are currently in the business of providing mobile electronics, conventional auto parts, and accessories directly to auto manufacturers, vehicle processing centers, and major distributors, both domestically and internationally. Our principal executive offices are located at 5422 Carrier Drive, Suite 309, Orlando, FL 32819.

Our business model now focuses on automotive sales and distribution in two main categories, which are serviced by our two wholly-owned subsidiarys. The first wholly-owned subsidiary is Global Parts Direct, Inc., a Florida corporation (“GPD”), which provides auto sound, mobile video, and mobile electronics to auto manufacturers and dealerships. We acquired GPD in October of 2005. OE Source L.C., a Florida limited liability company (“OES”), our second wholly-owned subsidiary, focuses on purchasing, selling and distributing engine management products and other traditional auto parts to the largest US distributors. We acquired OES in January of 2007.

Description of Business

We are a provider of Original Equipment (“OE”) and aftermarket automotive parts, mobile electronics, and related automotive products at multiple levels of distribution throughout the United States and internationally. Through our two wholly-owned subsidiarys, GPD and OES, we have focused our efforts on utilizing our relationships with manufacturers in China, Korea and Japan to bring state-of-the-art automotive parts, accessories and products to automobile manufacturers and major parts distributors in the U.S.

Our wholly-owned subsidiary, GPD, is presently rated as an approved Original Equipment Manufacturer (“OEM”) and supplier with Daimler Chrysler Corp./MOPAR (“Chrysler”), and we have distribution relationships with large international distributors through both of our subsidiaries. We also have sales personnel, as well as office/warehouse facilities in Orlando, FL, and Phoenix, AZ. We currently have twelve employees. Five of these individuals are employees of OES, three work for GPD, and four are employees of GAC.

Global Parts Direct, Inc. (“GPD”):

GPD is considered a co-manufacturer of Original Equipment automotive electronics by Chrysler and others. Specifically, we import our products from manufacturers in Korea and finish the products by packaging them with brackets and installation kits at our facility in Arizona. GPD is recognized by Chrysler as an approved supplier, and currently provides the automaker with 7” DVD players, 10” DVD players, monitors, back up camera systems, iPod holders and other products and accessories. Our general plan for GPD is to work to expand its relationships with Chrysler as well as other original equipment manufacturers in Detroit, Michigan and overseas, from which they purchase some products for resale and distribution.

The predecessor to GPD, Promise Mobile Electronics (PME), was first established in 1995 in the state of Washington as Rapids Incorporated. Rapids Incorporated developed programmable defrost and cooling systems for vehicles with obtained patents (US Patent #5791407 and Canadian Patent #2258839). As the company made the transition to PME, it began to develop products and systems focusing on two-way vehicle security and safety. Although we still own the intellectual property developed by Rapids Incorporated, we no longer utilize it, and the patents are no longer a part of our business plan.

GPD’s current product line includes two-way car alarms (allowing for remote arming and notification), Backup View sensor and camera systems, and all-in-one overhead and in-dash DVD mobile entertainment systems. In March 2004, GPD was awarded Tier 1 supplier status by Chrysler, an approved supplier status that it still enjoys. After the launch in September 2004 of its first Original Equipment product, a 7" all-in-one overhead DVD player for the Dodge Ram, PME sold its business assets, including the Original Equipment distribution business to Global Parts Direct, which became one of our wholly-owned subsidiaries in October of 2005. In November 2005, Global Parts Direct began supplying the 10” all-in-one DVD Player for Chrysler. GPD continues to solicit other OEM’s as they search for additional products that they can distribute to Chrysler.

OE Source (“OES”):

OES is our second wholly-owned subsidiary, selling conventional auto parts that it imports directly from manufacturers, consolidators and distributors in the Far East to major customers in the United States. OES currently offers a suite of automotive engine management parts to large US Distributors. These distributors then resell our products to automakers, dealerships, automotive repair shops, and retail outlets. OES specializes in and focuses on engine management products such as Oxygen Sensors and throttle position sensors, as well as other key under hood and brake systems components.

OES has grown rapidly since its inception in 2004, and our plan is to promote further growth during the next three to five years. During this period, OES will attempt to expand its customer base by increasing   its sourcing and supply chain capabilities, adding employees to supplier identification and qualification, auditing, and supply chain management tasks.  We acquired the operations and assets of OES as a wholly-owned subsidiary in January of 2007.

Industry Overviews

Original Equipment Manufacturers

The automotive OEM industry is the segment of the automotive industry that develops, manufactures, and provides parts to auto manufacturers to include in their products. The components in an automobile are rarely manufactured by the carmaker itself. Rather, they are purchased from OEMs, branded as the carmaker’s own by the OEM, and installed during the production process on automobile production assembly lines. This allows carmakers to focus on their core competencies and has created a significant industry for the manufacture of parts for the major automakers. These automakers have standards of quality, price, and service, and based upon those standards, approve a certain number of distributors and suppliers to provide parts for their vehicles. Those suppliers may, in turn, either purchase the parts they supply or manufacture the parts themselves. Either way, they must ensure that the automakers’ standards are being met, or risk losing their position as an approved supplier to the automaker.

Automotive Accessories

The global automobile accessory market is highly fragmented and not dominated by a few large participants. Meanwhile, the market for automobile manufacturing is capital intensive and dominated by a limited number of large global participants. Competitive pressures among vehicle manufacturers have evolved so that the manufacturers add options to their vehicles at vehicle processing centers and not during the initial manufacturing process at the assembly line. These options packages are commonly referred to as "port installed" or "dealer installed" option packages. Most of GPD’s current products are option packages or a subset of option packages installed at Chrysler’s vehicle processing centers. Accordingly, GPD often receives its revenue from the vehicle processing centers and not from the automobile manufacturer itself.

Vehicle processing centers are typically owned either by automobile manufacturers or independent third parties. These centers focus on distributing accessorized automobiles into the retail dealership network. The vehicle processing centers do not design and manufacture the option packages. Instead, the vehicle processing centers have employees who will install any available accessory for a particular vehicle. As such, any vehicle received by the vehicle processing centers in North America can be accessorized before it goes into the respective domestic retail dealer distribution network.

Vehicle manufacturers and the vehicle processing centers rely on GPD and other approved suppliers to propose, design, manufacture and deliver the accessory packages that are in demand by retail automobile buyers. The vehicle processing centers operate under quality control programs similar or equal to the manufacturer's on-line production facilities. Therefore, process stability, quality control issues and other related procedures are a crucial component of a successful relationship with the processing centers. The vehicle processing centers that will market particular vehicles into the dealer network are responsible for requesting, approving, and ultimately paying for the accessory packages.

According to the National Automobile Dealers’ Association (NADA) there are over 15,000,000 new cars manufactured each year in the United States. A growing percentage of those cars include a mobile electronics or entertainment package such as a DVD player, back up camera system, navigation system, or telematics system. According to the Consumer Electronics Association (CEA), mobile electronics is a rapidly evolving industry encompassing audio, video, multimedia and telematics. The U.S. market for mobile electronics is a $6 billion industry.

Automotive Aftermarket

The automotive aftermarket is the segment of the automotive industry concerned with the manufacturing, remanufacturing, distribution, retailing, and installation of all vehicle parts, chemicals, tools, equipment and accessories for use with vehicles of every type after the manufacturer has completed the production process. Estimated as a $257 billion market in the United States, the aftermarket is a major US industry, encompassing parts for replacement, collision, appearance and performance. The aftermarket industry provides a wide variety of parts of varying qualities and prices for nearly all vehicle makes and models on the road and employs 4.54 million people in the United States at manufacturers, distributors, retailers and repair shops. According to the Aftermarket Automotive Industry Association, due to mandated Federal government regulations, engine management products have become and are anticipated to remain one of the fastest growing segments within the aftermarket automotive parts industry. This segment of the industry utilizes OEMs to provide replacement parts for repairs and upgrades to dealers, auto repair shops, and retail outlets.

Competition

The automotive parts supply industry is highly fragmented and extremely competitive. There are a large number of competitors in this market with significantly greater resources and experience than we have. However, the market is large, and very few competitors hold significant market share. Additionally, there are few barriers to entry for new companies entering the market and offering similar products or services. However, as a result of our direct relationship to manufacturers in Asia, we believe that we presently enjoy a competitive advantage in terms of quality and pricing that allows us to leverage these relationships into increased market share and profitability.

There are many competitors in GPD’s mobile electronics marketplace – including Sony, Invision, Audiovox, Alpine and Audiobahn. The market is particularly fragmented and none of these companies commands a significant share of the market. Also, we are able to offer lower pricing on a wide range of products than these competitors. GPD has been awarded supplier status, purchase orders and a supplier code with Chrysler in direct bidding with many other companies in the marketplace, including those listed above, thus demonstrating our ability to compete effectively in the marketplace.

There are five major national competitors in OES’s engine management marketplace – Denso, NTK, Robert Bosch, AC Delco, Walker Supply. Each of these, as well as the other companies in the marketplace, focuses on a niche, as none is large enough to supply all facets of the automotive parts supply chain. We have been able to take advantage of our sourcing ability and relationships to create a demand for our products in the marketplace and cultivate a unique niche for our OES business as a specialist in procuring hard-to-find parts, particularly in the engine management segments of the industry.

We also compete with a number of well-established companies that manufacture and sell products similar to those that we distribute. Our mobile electronics products compete against factory-supplied audio components (including General Motors, Ford and Daimler Chrysler), security, and mobile video systems. Our mobile electronics products also compete in the automotive aftermarket against major companies such as Sony, Panasonic, Kenwood, Motorola and Pioneer.

As a distributor, the barriers to entry for a company to provide similar products and services are minimal, making it possible for new competitors to enter the market with relative ease. In addition, many of the existing and potential competitors have longer operating histories, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources. However, we have developed exclusive import arrangements with our tier-one manufacturers and can sell the products to dealerships at a very competitive price.

Patents and Intellectual Property

With the exception of the programmable defrost and cooling systems for vehicles (US Patent #5791407 and Canadian Patent #2258839) developed by GPD’s predecessor, Rapids Incorporated, we do not own any patent, trademark, or legally enforceable claim to proprietary intellectual property. (See “Risk Factors”). We do not currently, nor do we intend to, make use of the patents listed above.

Property

Our principal executive offices are located at our warehouse at 5422 Carrier Drive, Suite 309, Orlando, FL 32819. We pay $5,088 per month to lease this property, and the lease is scheduled to expire on September 30, 2008. We have an additional warehouse at 1410 West 14th Street, Suite 102, Tempe AZ 85281. We pay $7,818 per month to lease this property, and this lease is also scheduled to expire on November 30, 2008. We do not have renewal options on either property, we anticipate that we will need to negotiate renewals or seek new properties in the next six to ten months. We do not own or lease any other significant property.

Governmental Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the automotive electronics and accessories industry.  We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.  In general, the sale of our Products is not subject to special regulatory and/or supervisory requirements.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees

We have twelve (12) employees, primarily consisting of management, administrative, and warehouse personnel. Five of these individuals are employees of OES, three work for GPD, and four are employees of GAC. We have one contract sourcing person in China whom we currently retain as an independent contractor.  We also retain consultants to assist in operations on an as-needed, contract basis.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We currently have two wholly owned subsidiaries, Global Parts Direct, Inc., a Florida corporation (“GPD”), and OE Source L.C., a Florida limited liability company (“OES”).

Legal Proceedings

We are not a party to any pending legal proceedings where any officer, director, affiliate of owner of 5% or more of our common stock is adverse to us or where the amount of damages claimed, exclusive of interest and costs, exceeds ten percent of our current assets. Pursuant to the terms of the Merger, responsibility for any liability emerging from our pre-merger business relies wholly with our pre-merger management.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

•	Our limited and unprofitable operating history;
•	the ability to raise additional capital to finance our activities;
•	legal and regulatory risks associated with the Merger;
•	the future trading of our common stock;
•	our ability to operate as a public company;
•	general economic and business conditions;
•	the volatility of our operating results and financial condition; and
•	our ability to attract or retain qualified senior scientific and management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of GAS Nevada for the fiscal years ended December 31, 2006 and December 31, 2007. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Overview

Our business model focuses on automotive parts sales and distribution in two main categories, which are serviced by our two wholly-owned subsidiaries. The first wholly-owned subsidiary is GPD, which provides auto sound, mobile video, and mobile electronics to auto manufacturers, vehicle processing centers, and major distributors. Our second wholly-owned subsidiary, OES, focuses on selling and distributing engine management products and other traditional auto parts to the largest US distributors.

Discussion and Analysis

As discussed in greater detail above, on February 22, 2008 we entered into a Merger Agreement with GAS Nevada whereby GAS Nevada merged with and into UIR Sub, and we subsequently merged with UIR Sub in a short-form merger transaction under Nevada law and, in connection with this short form merger, changed our name to General Automotive Company, effective February 22, 2008. As a result of the merger, in exchange for 100% of the outstanding capital stock of GAS Nevada, the former stockholders of GAS Nevada had the right to receive 8,149,535 shares of our common stock, which represented approximately 58.70% of our outstanding common stock following the Merger and related transactions. Prior to November 26, 2007, we were in the business of creating documentary films about terminal diseases. However, we were unable to complete post-production activities on our first film and determined to acquire new assets and change our business plan. Our intention is to carry on the business of GAS Nevada as our primary line of business, and to cease our prior business by terminating all operations associated with our prior business.

Through the Merger, we also acquired 100% interest the two wholly-owned subsidiaries of GAS Nevada, GPD and OES, which are now our wholly-owned subsidiaries. All of our business operations are conducted through these two subsidiaries as described above (see “Description of Our Company”). Our combined Net Loss for the Year ended December 31, 2007 was $1,751,144 compared to $2,878,337 for the prior year. This decrease in our Net Loss was due primarily to the acquisition of OES on January 1, 2007.

Results of Operations

We generated $15,292,780 in revenues during the year ended December 31, 2007, compared to $4,947,516 during the year ended December 31, 2006. The increase in revenues was due primarily to the acquisition of OE Source. We incurred expenses of $1,954,576, recorded the value of stock issued as compensation for services of $1,247,250 in addition to the Cost of Goods Sold of $13,271,384, resulting in a net loss from operations of $1,180,430 for the year ended December 31, 2007.

We incurred expenses of $2,033,563, recorded the value of stock issued as compensation for services of $1,374,107, in addition to the Cost of Goods Sold of $4,149,558 resulting in a net operating loss of $2,609,712 for the year ended December 31, 2006. While our Cost of Goods Sold increased both as a dollar value and as a percentage of income, our other expenses and stock based compensation decreased in both actual dollars and in proportion to revenue from the year ended December 31, 2006 to the year ended December 31, 2007, resulting in a lower net loss for 2007. The decrease in Cost of Goods Sold percentage was due primarily to the acquisition of OE Source which generally operates at higher gross margins. Selling, General & Administrative expenses was significantly reduced from 2006 to 2007 due to cost efficiencies and increased sales volume.  Each operating company has active programs to improve both revenue and cost structure for 2008.  We intend to further increase our margins by enhancing our sourcing efforts in Asia during 2008 and 2009.

Liquidity and Capital Resources

As of December 31, 2007, we had Current Assets in the amount of $3,759,376, consisting mostly of, accounts receivable, and inventory. On the same date, we had Current Liabilities of $9,471,367, consisting mostly of accounts payable, a bank line of credit, and notes. Thus, as of December 31, 2007, we had a working capital deficit of $ 5,711,991.

The conversion of approximately $5.7 million of notes payable into the common stock of GAS Nevada immediately prior to the Merger and the recent sale of 1,507,328 shares of our common stock for $1,350,500 in connection with our ongoing private placement better positions us to implement our business plan over the next twelve months.  If we determine that we do not presently have sufficient capital to fully fund our growth and development, we will seek additional capital through the financial markets.  In connection with raising this additional capital, we will incur appropriate accounting and legal fees.

Critical Accounting Policies

Our significant accounting policies are described in Note 1 of the Financial Statements.

RISK FACTORS

The following are certain identifiable risk factors for GAS Nevada’s business operations.  Risk factors related to our former business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

The capital requirements necessary to implement our strategic initiatives could pose additional risks to our business

The growth of our distribution network and/or other strategic initiatives could require additional debt or equity financing on our part. Since the terms and availability of this financing depend to a large degree upon general economic conditions and third parties over which we have no control, we can give no assurance that we will obtain the needed financing or that we will obtain such financing on attractive terms. In addition, our ability to obtain financing depends on a number of other factors, many of which are also beyond our control, such as interest rates and national and local business conditions. If the cost of obtaining needed financing is too high or the terms of such financing are otherwise unacceptable in relation to the strategic opportunity we are presented with, we may decide to forego that opportunity. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures. Additional equity financing could result in dilution to our shareholders.

Because the payment of dividends is at the discretion of the Board of Directors, investors may not realize cash dividends at the frequency or in the amounts they anticipate.

We have never declared or paid any cash dividends on our Common Stock. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Distributions to our stockholders are subordinate to the payment of our debts and obligations. If we have insufficient funds to pay our debts and obligations, distributions to stockholders will be suspended pending the payment of such debts and obligations. Accordingly, investors must rely on sales of their own Common Stock after price appreciation, which may never occur, as the only way to recover their initial investment.

Because we have a limited operating history related to our current business strategy, we are subject to the risks of failure associated with any new business ventures.

We have a limited operating history related to our current business strategy on which potential investors can assess our performance and prospects. Potential investors should be aware that there is a substantial risk of failure associated with any new business strategy as a result of problems encountered in connection with their commencement of new operations. These include, but are not limited to, the entry of new competition, unknown or unexpected additional costs, and expenses that may exceed estimates.

If we are not able to compete effectively in the highly competitive automotive aftermarket industry, our business will fail.

The automotive aftermarket industry is highly fragmented and characterized by rapid technological change. We will face intense competition from other companies who produce and distribute products similar to our own. Our future success will depend on our ability to maintain a competitive position with respect to relationships, product quality, and dependability.  Many of the organizations competing with us have greater capital resources, larger staffs and facilities, accepted brand names, and more extensive marketing capabilities. As a result, our competitors may be able to more easily develop technologies and products that would render our technologies and products, and those of our collaborators, obsolete and noncompetitive, which would have a material and adverse effect on our results of operations and financial condition.

Forward looking assessments have been prepared by the current Management of the company based on numerous assumptions, which may eventually prove to be incorrect.

Our ability to accomplish our objectives and whether or not we will be financially successful is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management’s control. The assumptions and hypothesis used in preparing any forward-looking assessments of profitability contained herein are considered reasonable by management. There can be no assurance, however, that any projections or assessments contained herein or otherwise made by management will be realized or achieved at any level. Prospective investors should have this Memorandum reviewed by their personal investment advisors, legal counsel and/or accountants to properly evaluate the risks and contingencies of this offering.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Except for the historical information, this offering contains various forward-looking statements which represent our expectations or beliefs concerning future events, including the future levels of cash flow from operations. Management believes that all statements that express expectations and projections with respect to future matters; our ability to negotiate contracts having favorable terms; and the availability of capital resources; are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. We caution that these forward-looking statements involve a number of risks and uncertainties and are subject to many variables which could impact our financial performance. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and business performance. There can be no assurance, however, that management’s expectations will necessarily come to pass.

A wide range of factors could materially affect future developments and performance, including:

•
the impact of general economic and political conditions in the U.S. and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

•	the impact of the geopolitical environment;
•	our ability to integrate the operations of recently acquired companies;
•	shifts in population and other demographics;
•	industry conditions, including competition;
•	fluctuations in operating costs;
•	technological changes and innovations;
•	changes in labor conditions;
•	fluctuations in exchange rates and currency values;
•	capital expenditure requirements;
•	the outcome of pending and future litigation settlements;
•	legislative or regulatory requirements;
•	interest rates;
•	the effect of leverage on our financial position and earnings;
•	taxes;
•	access to capital markets; and
•	certain other factors set forth in our filings with the Securities and Exchange Commission.

Because our business is dependent upon the performance of key employees, the loss of those employees would materially impact our business.

Our business is dependent upon the performance of certain key employees. Competition for these individuals is intense and many of our key employees are at-will employees who are under no legal obligation to remain with us. Our competitors may choose to extend offers to any of these individuals on terms which we may be unwilling to meet. In addition, any or all of our key employees may decide to leave for a variety of personal or other reasons beyond our control.

Also, our business depends upon the continued efforts, abilities and expertise of our directors and executive officers, Joseph DeFrancisci and Dan Valladao, and upon the current heads of our two wholly-owned subsidiarys, Sechoon Park and Tim Alford. We believe that the unique combination of skills and experience possessed by these individuals would be difficult to replace, and the loss of any one of them could have a material adverse effect on us, including impairing our ability to execute our business strategy. We have a written employment agreement with Mr. DeFrancisci only.  While we intend to enter into employment agreements with our remaining senior managers upon the close of this offering, we do not currently have a formal employment agreement with any of our executive officers in place. We have also obtained a $1 Million “Key Man” life insurance policy on Dan Valladao and will examine the possibility of obtaining similar policies to cover our other executive officers.

Because we conduct business outside of the United States, we are subject to risks of doing business in foreign countries which are not found in doing business in the United States.

Doing business in foreign countries carries with it certain risks that are not found in doing business in the United States. The risks of doing business in foreign countries that could result in losses against which we are not insured include:

•	exposure to local economic conditions;
•	potential adverse changes in the diplomatic relations of foreign countries with the United States;
•	hostility from local populations;
•	the adverse effect of currency exchange controls;
•	restrictions on the withdrawal of foreign investment and earnings;
•	government policies against businesses owned by foreigners;
•	investment restrictions or requirements;
•	expropriations of property;
•	the potential instability of foreign governments;
•	the risk of insurrections;
•	risks of renegotiation or modification of existing agreements with governmental authorities;
•	foreign exchange restrictions;
•	withholding and other taxes on remittances and other payments by subsidiaries; and
•	changes in taxation structure.

Because we conduct business in foreign countries, exchange rates may cause future losses in our international operations.

Because we derive revenues from our international operations, we may incur currency translation losses due to changes in the values of foreign currencies and in the value of the U.S. dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

Our board of directors has the authority to modify or waive certain of our current operating policies and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might be to cause harm to us.

Our Executive Officers have significant influence over our affairs, and might cause us to engage in transactions that are not in our or our stockholders’ best interests.

In addition to managing us, our officers provide advice on our operating policies and strategies. Our officers may also cause us to engage in future transactions with them and their affiliates, subject to the approval of, or guidelines approved by, the Board of Directors. Our directors, however, rely primarily on information supplied by our officers in reaching their determinations. Accordingly, our officers have significant influence over our affairs, and may cause us to engage in transactions which are not in our best interest.

We anticipate that the net proceeds of our recent offering will be used primarily for the expansion of our sales and distribution network. However, our management will have considerable discretion in the application of these net proceeds, and shareholders will not have the opportunity to assess whether the proceeds are being used appropriately. The net proceeds from this offering may be used for corporate purposes that do not increase our operating results or market value, and until they are used, they may be placed in investments that do not produce income or that lose value.

Certain stockholders control or have the ability to exert significant influence over the voting power of our capital stock.

The table below indicates the number of shares and the respective percentage of 13,883,053 shares anticipated to be issued and outstanding, assuming exercise of all warrants, as of the closing of this offering if the maximum offering is subscribed for:

Name	Shares Held	% of I/O
Dan Valladao	2,311,989	16.65%
Douglas J. Nagel, Trustee of the Douglas J. Nagel Revocable Trust	3,669,791	26.43%
Jim Byrd as Managing Partner of Windemere Capital Partners, LLC	1,000,000	7.20%
Tim Alford	304,053 Shares	2.19%

Because the above shareholders individually and collectively hold a significant portion of our common stock, they have the ability to exert significant influence over our policies and management. The interests of these stockholders may differ from the interests of our other stockholders.

Since our concentration of mobile electronics sales to date are related to one major auto manufacturer (Chrysler) any decline in the business of that company or loss of market share would adversely affect our business.

Because our key account is with one automotive manufacturer, Chrysler, any decline in Chrysler sales would directly impact our revenues.  If Chrysler were to change mobile electronic suppliers, our business would be adversely affected.  Because Chrysler is currently our key account, any pricing pressure or cost cutting applied by them would be absorbed directly by us, reducing our profitability.

If we are unable to succeed in marketing, making sales and increasing our customer base to support our business operations, we will be unable to achieve profitable operations, and our business may fail.

If we are unable to succeed in marketing, making sales and expanding our customer base to support our business operations, any adverse change by our only customer would be detrimental to our profitability. Numerous factors beyond our control may affect the marketability of the products offered. These factors include, but are not limited to, consumer demand and emerging competition. The exact effect of these factors cannot be accurately predicted, but it is possible they may result in our not receiving an adequate return on our invested capital.

The risk that companies we purchase from, as well as companies we sell to, could be sold, or that the management teams in place at those companies could change or be reorganized may result in loss of certain key relationships and our business could fail.

Among our key accounts, we deal with management teams that could be replaced with other managers that might have other suppliers or sales relationships, resulting in a loss of business.

Because new technologies may affect our operations, if we do not adapt to or compete effectively with these new technologies, our business may fail.

Our business faces increasing competition from new technologies. We are unable to predict the effect such technologies and related services and products will have on our operations, but the capital expenditures necessary to implement such technologies could be substantial and other companies employing or offering such technologies could compete with our businesses.

Because the effects of some events are unforeseeable, we may be adversely affected by the occurrence of extraordinary events, such as terrorist attacks.

The occurrence of extraordinary events, such as terrorist attacks, intentional or unintentional mass casualty incidents or similar events may substantially decrease the use of and demand for our products, which may decrease our revenues or expose us to substantial liability. The September 11, 2001 terrorist attacks, for example, caused a nationwide disruption of commercial activities. The occurrence of future terrorist attacks, military actions by the United States, contagious disease outbreaks or similar events cannot be predicted, and their occurrence can be expected to further negatively affect the economies of the United States and other foreign countries where we do business generally.

The failure of the automotive manufacturers to sell enough new cars would adversely affect the sales of our key products, detrimentally impacting our business.

Our business is dependent on both domestic and international vehicle sales.  If the automotive industry failed to sell enough new vehicles, our business would be adversely affected. The national and international economy, personal needs and preferences, and automotive buying habits in general are all factors outside our control and could adversely affect our operating results.

Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.

There is risk of change in the types of products being manufactured, and our ability to acquire the newest products from our suppliers. Because we are dependent on third parties, especially product manufacturers and distributors, we face potential losses if any of these products are interrupted or become more costly. Additionally, any failure on the part of our Strategic Partners, upon whom we may rely to supply us with products and services, will reflect poorly upon our brand, and therefore result in reduced revenue.

If we are unable to continually upgrade and expand our systems, our business will fail.

There is a risk in certain technologies becoming obsolete and our products not remaining current with technological demand.  If we are unable to continually upgrade and expand our systems and products in order to keep up with the technological change within our industry, we will not be able to compete within our industry and our business will fail. The automotive technology market is characterized by rapidly changing technologies, evolving industry standards, and changing customer needs. Our future success will depend, in part, on our ability to change and evolve, to use technologies effectively, to further expand our product line, and to potentially develop new products to meet changing customer needs on a timely and cost-effective basis.  There can be no assurance that we will be successful in this change and evolution on a timely basis.  Although we intend to support emerging standards in the automotive technology marketplace, there can be no assurance that we will be able to conform to these standards in a timely fashion and maintain a competitive position in the market.

If we fail to manage growth effectively, our resources will be strained and may cause our business to fail.

Our systems, procedures, controls and management resources are not adequate to support planned future operations and the execution of our strategic plan. We will need to hire management and sales personnel, expand our supplier base in Asia, bring products and services to market, and upgrade our warehousing and finishing facilities.  Failure to manage growth efficiently and effectively could result in slower development times and an overall impairment in the quality of our technologies, products and services, which may result in the loss of business partners or the failure to attract new partners, harm our reputation in the community and materially and adversely affect our business, results of operations and financial condition.

If the automotive industry suffers an economic slowdown, we will be negatively impacted, and our business may fail.

We operate in a niche of the supply chain for new passenger motor vehicles in the United States. We manufacture and distribute accessories for the customization of cars, sport utility vehicles and light trucks. Our revenues are derived through the sales of our products to large automotive companies or retail distributors. As a consequence, we are dependent upon the acceptance of our products in the first instance by the automotive industry, and subsequently by the general public. As a result of this dependence our business is vulnerable to actions which impact the automotive industry in general, including but not limited to, current consumer interest rates, fuel costs, general economic conditions and new environmental regulations. Changes in any of these or other variables could significantly impact our business and cause our business to fail.

If we fail to respond to changes in customer preferences in a timely manner, our sales may be adversely affected, and our business may fail.

The automotive industry is highly competitive, and other suppliers of similar product are also attempting to gain competitive advantages as well.  Our financial performance depends on our ability to identify, originate and define industry trends, as well as to anticipate, gauge and react to changing customer preferences in a timely manner. If we misjudge the demands of the automotive technology market, we may be faced with decreased sales and may be materially adversely affected.

If international events delay or prevent the delivery of products or components we will need to supply our customers, we may be materially adversely affected, and our business may fail.

There is a risk that component parts could become difficult to acquire from manufacturers or suppliers, particularly overseas. A portion of the component parts we will need to supply our end products to our customers are made outside of the United States. Generally, we import these from Asia. As a result, any event causing a disruption of imports, including the imposition of import restrictions or trade restrictions in the form of tariffs, “antidumping” duties, port security or other events that could slow port activities, acts of war, terrorism or diseases, could increase the cost and reduce the supply of products available to us, which could, in turn, negatively affect our sales and profitability. In addition, over the past few years, port-labor issues, rail congestion, and trucking shortages have had an impact on all direct importers. In circumstances where our suppliers are unable to provide us with key components, as the retailer, we may be held accountable. Although we attempt to anticipate and manage such situations, both our sales and profitability could be adversely impacted by any such development in the future.

Additional risks to which we are subject by virtue of conducting our business across national boundaries, many of which are outside of our control, include the following:

•	Economic recession
•	Currency exchange rate and interest rate fluctuations
•	Changes in governmental policy, including those relating to taxation
•	International military, political, diplomatic, and terrorist incidents
•	Government instability
•	Nationalization of foreign assets; and
•	Tariffs and governmental trade policies

We cannot ensure that one or more of these factors will not negatively affect our international segment and, as a result, our business and financial performance.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

US trade & industry is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

 Because our articles of incorporation and bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our articles of incorporation, bylaws and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Because the market may respond to our business operations and that of our competitors, our stock price will likely be volatile.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “UIRI.OB.” We anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to develop projects successfully; increased competition from competitors; and our financial condition and results of our operations.

Because we completed a merger through a "reverse merger," we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

If a substantial number of shares are sold following registration, the market price for our common stock could decline.

We have committed to commence the registration process with the Securities and Exchange Commission for the 1,840,661 shares of Common Stock issued in an offering within sixty (60) days after the termination date of our Private Offering. If, following the registration of these shares, any of our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. In addition, such sales could create the perception of difficulties or problems with our professional services or station acquisition strategy. As a result, these stock sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors except for Mr. Christenson and Mr. DeFrancisci were appointed on the effective date of the Merger.  Mr. Christenson was hired as our Chief Financial Officer, after the Merger, but also on February 22, 2008.  Mr. DeFrancisci was our sole officer and director prior to the Merger.

All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) Held
Joe DeFrancisci	49	President, CEO, and Director
Harry Christenson	63	Chief Financial Officer
Dan Valladao	43	Vice-President of Business Development and Director
Sechoon Park	49	President – Global Parts Direct
Tim Alford	47	President – OE Source

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Joseph L DeFrancisci is our President and Chief Executive Officer, as well as Chairman of our Board of Directors. Previously, Mr. DeFrancisci served as Senior Vice President of Worldwide Operations for Grindmaster Corporation (2003-2007) with responsibilities for Global Operations and overall responsibility for Grindmaster’s Thailand subsidiary. Prior to working for Grindmaster, he served as Senior Partner with the Highwood Group LLP (2000-2003) a consulting firm focused on competitive strategy and operational effectiveness. Prior to 2000 Mr. DeFrancisci was President of Pasta Montana LLC and previously served as Vice President of Operations for Howden Food Equipment Inc. a public company based in Glasgow, Scotland. Mr. DeFrancisci earned his B.S. in Industrial Technology Education from the State University of New York in 1985 and is an alumnus of the Kellogg Graduate School of Management’s Advanced Executive Program 2000.

In addition to his role as an officer and director of GAC, Mr. DeFrancisci also served as the sole officer and director of UIR prior to the Merger.

Harry Christenson is our Chief Financial Officer. Mr. Christenson has significant experience as a Senior Corporate Financial Officer, Business Process Strategist, and Operational and Business Development Manager.  Mr. Christenson has extensive experience as Chief Financial Officer of large and small companies, both private and public.  He has served from 2000 – 2003 as Chief Financial Officer of LNG Holdings a large private firm, from 2003-2005 with IntegraGroup a private financial consulting firm- from 2005-2006 as Chief Financial Officer of Fulmer Logistics and . from 2006-2008 with IntegraGroup a private financial consulting firm. . Prior to 2000 Mr. Christenson served as Chief Financial Officer in a number of other companies including Octagon and Penril Data Comm Networks.  Mr. Christenson received his Bachelors Degree in Accounting in 1966 from Fairfield University and his Masters of Business Administration from University of New Haven CT in 1974.

Dan Valladao is our Vice President of Business Development and a Director. Mr. Valladao is one of our founders and has over 20 years of automotive experience, including retail, wholesale, and OEM sales channels. From 1999 until he formed OE Source in April 2004, Mr. Valladao worked for APS

International, a global manufacturer and distributor of automotive products, as Director of Sales and Marketing.

Sechoon Park is the President of Global Parts Direct, Inc., our wholly-owned subsidiary. Mr. Park has more than 15 years experience in marketing and sales management, international project management and technical sales and support. Since 2003, Mr. Park has served as Vice-President of OEM Sales at Promise Mobile Electronics, Inc. (“PME”) and as President of Global Parts Direct, subsequent to the acquisition of PME by GPD in November of 2005. His duties have included developing and implementing product marketing and sales strategies for the automotive OEM accessories business. Mr. Park graduated with an MBA from Yale University in 1987.

Tim Alford is the President of OE Source L.C., a Florida limited liability company, our wholly-owned subsidiary. Mr. Alford has over 25 years in sales and marketing with both OEM and global distribution channels.  Previously, from 2000 to 2004 he served as Operations and Marketing manager for Arrow Electronics where his primary responsibilities were to provide management direction relating to all aspects of product procurement and inventory control. In addition, he provided sales and product expertise to customers and sales force.

Directors

Our bylaws authorize no less than one (1) and no more than twelve (12) directors. We currently have two directors.  Immediately prior to the effective time of the Merger, Mr. DeFancisici was our sole officer and director, as well as the President and director of GAS Nevada. Pursuant to the terms of the Merger Agreement, Dan Valladao, who prior to the Merger was a director of GAS Nevada, was appointed to our board of directors.  Mr. Valladao is also our vice-president.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joe DeFrancisci President, CEO, Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Dan Valladao, VP, Director	2007 2006	120,000 0	0 0	0 0	0 0	0 0	0 0	0 0	120,000 0
Sechoon Park, President GPD	2007 2006	120,000 0	0 0	0 0	0 0	0 0	0 0	0 0	120,000 0
Tim Alford, President OES	2007 2006	112,000 0	0 0	0 0	0 0	0 0	0 0	0 0	112,000 0
Virginia F. Perry, former President and Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

We have no written employment contracts with any of our officers or directors except for Mr. DeFrancisci and Mr. Christenson.  We have an employment agreement in place with Mr. DeFrancisci that retains him through January of 2013. According to the terms of the agreement, in addition to his starting base salary of $220,000 per year, Mr. DeFrancisci will receive a stock grant equal to 5% of the issued and outstanding common stock in the company once the Merger and the currently ongoing private placement of our securities has closed.  We estimate the total grant at 750,000 shares, which will vest at a rate of 0.25% per quarter (37,500 shares per quarter). We also provide Mr. DeFrancisci with a basic relocation allowance and temporary housing allowance of $10,000, health insurance, a leased car and an incentive compensation bonus in a discretionary amount to be determined by our Board of Directors.

We have an employment agreement in place with Mr. Christenson that retains him as our Chief Financial Officer through 2010. Mr. Christenson will receive a base salary of $175,000 per year.  Mr. Christenson will also receive health insurance or at his option a payment equivalent to the cost of his health insurance.  Mr. Christenson shall be eligible for participation in our executive management stock option program when it is finalized and approved.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.  The company intends to implement a stock option program for its officers and directors in 2008.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Joseph L. DeFrancisci	-	-	-	-	-	-	-	-	-
Dan Valladao	-	-	-	-	-	-	-	-	-
Sechoon Park	-	-	-	-	-	-	-	-	-
Tim Alford	-	-	-	-	-	-	-	-	-
Virginia F. Perry	-	-	-	-	-	-	-	-	-

Compensation of Directors

The table below summarizes all compensation of our directors as of December 31, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joe DeFrancisci President, CEO, Director	-	-	-	-	-	-	-
Dan Valladao, VP, Director	-	-	-	-	-	-	-
Virginia F. Perry, former President and Director	-	-	-	-	-	-	-

Narrative Disclosure to the Director Compensation Table

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

Employment Agreements

We have an employment agreement in place with Mr. DeFrancisci that retains him through January of 2013. According to the terms of the agreement, in addition to his starting base salary of $220,000 per year, Mr. DeFrancisci will receive a stock grant equal to 5% of the issued and outstanding common stock in the company once the Merger and the currently ongoing private placement of our securities has closed.  We estimate the total grant at 750,000 shares, which will vest at a rate of 0.25% per quarter (37,500 shares per quarter).We also provide Mr. DeFrancisci with a relocation allowance, health insurance, a leased car and an incentive compensation bonus in a discretionary amount to be determined by our Board of Directors.

We have an employment agreement with Mr. Harry Christenson that retains him as our Chief Financial Officer through 2010. Mr. Christenson will receive a base salary of $175,000 per year.  Mr. Christenson will also receive health insurance or at his option a payment equivalent to the cost of his health insurance.  Mr. Christenson shall be eligible for participation in our executive management stock option program when it is finalized and approved.

Stock Option Plans

We currently do not have a stock option plan in place.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of the effective date of the Merger by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 13,883,053 Shares of Common Stock issued and outstanding as of the effective date of the Merger. Addresses for all of the individuals listed in the table below are c/o General Automotive Company, 5422 Carrier Drive, Suite 309, Orlando, FL 32819.

Title of class	Name and address of beneficial owner (2)	Amount of beneficial ownership	Percent of class
Current Executive Officers & Directors:
Common	Joe DeFrancisci	0(3) Shares	0.00%
Common	Dan Valladao	2,311,989 Shares	16.65%
Common	Sechoon Park	2,198 Shares	0.02%
Common	Tim Alford	304,053 Shares	2.19%
Total of All Current Directors and Officer:		2,618,240 Shares	18.86%
More than 5% Beneficial Owners
Common	Douglas J. Nagel, Trustee of the Douglas J. Nagel Revocable Trust	3,669,791 Shares	26.43%
Common	Jim Byrd as Managing Partner of Windemere Capital Partners, LLC	1,000,000 Shares	7.20%
Common	David N. Baker	891,384 Shares	6.42%

(1)	Includes all currently issued and outstanding shares, shares underlying loans convertible within 60 days, and shares underlying warrants convertible within 60 days.

(2)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(3)
While Mr. DeFrancisci will not own any shares at the time of the closing of this Offering, his employment agreement stipulates that he will receive a stock grant equal to 5% of the issued and outstanding common stock in the company once the Merger and the currently ongoing private placement of our securities has closed.  We estimate the total grant at 750,000 shares, which will vest at a rate of .25% per quarter (37,500 shares per quarter).

Certain Relationships and Related Transactions

Except as disclosed herein, and with the exception of the Merger, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Prior to the Merger, Mr. Joseph DeFrancisci  was the sole officer and director of UIR and was an officer and director of GAS Nevada.  As such, the Merger may be considered a related party transaction.

 Item 3.02.  Unregistered Sales of Equity Securities

In connection with the Merger, each ninety-two (92) shares of GAS Nevada’s issued and outstanding common stock immediately prior to the closing of the Merger was converted into the right to receive two (2) shares of our common stock. 8,149,535 shares of our common stock were issued to the former holders of common stock of GAS Nevada on as of the effective date of the Merger in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.  In addition, as a consequence of the Merger, we assumed warrants to purchase 60,000 shares of our common stock held by previous holders of options and warrants of GAS Nevada.

On February 22, 2008, we issued 1,840,661 in connection with a partial closing of our ongoing Private Placement to a total of thirteen (13) investors for a total sales price of $1,380,500, including 333,333 shares in relation to the conversion of a convertible note in the amount of $250,000. None of the shares of Common Stock sold in the Private Placement have been registered under the Securities Act or under any state securities laws.  The issuance and sale of said securities was made in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act and certain private placements under the state securities laws. In connection with this Private Placement, we have thus far also issued warrants to purchase 920,329 shares of our common stock to investors, including warrants to purchase 166,667 shares of our common stock in relation to the conversion of the above-mentioned convertible note in the amount of $250,000. These warrants have an exercise price of $2.00 per shares and an expiration date three years from the date of issuance. The Warrants also have a call feature, by which we can compel holders of the Warrants to either exercise or lose their Warrants if our Common Stock trades at or above $3.50 on a public market for twenty (20) consecutive trading days.

On February 22, 2008, we issued warrants to purchase 56,000 shares of our common stock at an exercise price of $0.75 per share to Empire Financial Group, Inc., as part of its fee for acting as placement agent in our ongoing Private Placement.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, $0.001 par value per share and 10,000,000 million shares of Preferred Stock, par value $0.001 per share. Immediately following the Merger, there were 13,883,053 shares of common stock issued and outstanding and 0 shares of Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Registration Rights

We have agreed to seek the registration of (i) 1,840,661 shares issued prior to the Merger in our ongoing Private Placement along with the 920,329 shares of common stock underlying the warrants issued to investors as part of our Private Placement, (ii) the 60,000 shares of common stock underlying the warrants we assumed from GAS Nevada, and (iii) the 56,000 shares of common stock underlying the warrants issued to our placement agent, as part of a registration rights arrangement with the participants. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144(k), at which time exempt sales by the purchasers of the shares of common stock sold in the Private Placement may be permitted. We have also agreed to use our best efforts to have this resale registration statement filed with the SEC as soon as possible and, in any event, within 60 days after February 22, 2008.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Market Price and Dividends; Trading Information

GAS Nevada is, and has always been, a privately-held company. There has never been a public market for the securities of GAS Nevada. GAS Nevada has never declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for GAS Nevada’s common stock.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of February 22, 2008, our shares were quoted on the OTCBB under the symbol “UIRI.OB.” We anticipate that our symbol will change in the near future as a result of the change in the Company’s name to “General Automotive Company.” We intend to seek the registration of all of the shares sold in our ongoing private placement, including the 1,840,661 shares of our common stock issued as part of our Private Offering thus far, along with the 920,329 shares of common stock underlying the warrants issued to investors prior to the Merger as part of our ongoing Private Placement, the 60,000 shares of common stock underlying the GAS Nevada warrants assumed by us, and 56,000 shares of common stock underlying the warrants issued to our placement agent.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending August 31, 2007
Quarter Ended	High $	Low $
August 31, 2007	0	0
May 31, 2007	n/a	n/a
February 28, 2007	n/a	n/a
November 30, 2006	n/a	n/a

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer at 2470 St. Rose Parkway, Suite 304, Henderson, NV 89074.

 Item 5.01.  Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

 Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the effective time of the Merger, Joseph L. DeFrancisci remained as our President, CEO and as a member of our board of directors.  Mr. DeFrancisci was also the President and a director of GAS Nevada prior to the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Pursuant to the terms of the Merger Agreement, Dan Valladao, who prior to the Merger was a director of GAS Nevada, was appointed as a member of our Board of Directors and as our Vice-President.  Subsequent to the Merger, we retained Harry Christenson as our CFO.

 Item 5.03.  Amendments to Articles of Incorporation.

On February 22, 2008, we merged our UIR Sub with and into GAS Nevada in a short-form merger transaction under Nevada law and, in connection with this short form merger, changed the name of the Company to “General Automotive Company.”

Prior to the Merger, the Company’s fiscal year end was August 31, and the fiscal year end of GAS Nevada was December 31.

Accordingly, and following the interpretive guidelines of the Commission, the Company has elected to formally change its fiscal year end to match its accounting predecessor’s fiscal year end. On February 22, 2008, the Board of Directors of the Company acted by unanimous written consent to change the Company’s fiscal year end from August 31 to December 31. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end. Accordingly, the Company intends to file an annual report on Form 10-K for the year ended December 31, 2007 and subsequently file a quarterly report on Form 10-QSB for the period ended March 31, 2008.

Item 9.01.  Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of our predecessor GAS Nevada, for the years ended December 31, 2006 and 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)     Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)    Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Merger
10.1	Placement Agent Agreement
10.2	Employment Agreement of Joseph DeFrancisci
10.3	Employment Agreement of Harry Christenson
99.1	Audited financial statements of Global Automotive Supply, Inc. for the years ended December 31, 2006 and 2007
99.2
Unaudited pro forma consolidated balance sheet as of December 31, 2007; and unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated statement of stockholders’ equity for the period from inception through December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2008	Global Automotive Supply.

By: /s/ Joseph DeFrancisci
Joseph DeFrancisci
Chief Executive Officer